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                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                              Restated and Amended
                      Executive Separation Policy Document
              (As Amended through and including February 13, 2001)


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                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

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                           Executive Separation Policy

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1.  Purpose.................................................................  1

2.  Definitions.............................................................  1

3.  Eligibility.............................................................  5

4.  Severance Payments and Benefits.........................................  5

5.  Acceleration of Equity Awards Upon a Change in Control; Certain
      Provisions Applicable to Equity Awards................................  5

6.  Excise Tax Gross-Up ....................................................  6

7.  Employee Obligations and Conditions to Receipt of Payments
      and Benefits..........................................................  8

8.  Other Provisions Applicable to Severance Payments and Benefits ......... 11

9.  Other Plans and Policies; Non-Duplication of Payments or Benefits....... 12

10. Miscellaneous........................................................... 13

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                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                           Executive Separation Policy

     1. Purpose. The purpose of this International Flavors & Fragrances Inc. Executive Separation Policy (the "Policy") is to provide certain severance payments and benefits to designated officers and other key executives and employees of the Company and its subsidiaries (each, an "Employee") in the event of termination of employment (i) prior to or more than three years after a Change in Control or (ii) within three years after a Change in Control. This Policy shall not affect the right of the Company or a subsidiary to terminate an Employee's employment with or without Cause.

     2. Definitions. The following definitions are applicable for purposes of this Policy (including in any Annex hereto), in addition to terms defined in
Section 1 above:

          (a) "Annual Compensation" means the sum of salary and annual incentive compensation, calculated as follows:

               (i) Salary shall be calculated as the Employee's annual salary with the Company and its subsidiaries at the highest rate in effect at any time during the five years preceding termination of employment; and

               (ii) Annual incentive shall be calculated as the greater of Employee's average annual incentive award paid for performance in the three years preceding the year of termination under the AIP or the Employee's target annual incentive for the year of termination.

          (b) "AIP" means any plan or arrangement of the Company providing cash-denominated bonuses for annual performance.

          (c) "Beneficiary" means any family member or members, including by marriage or adoption, any trust in which the Employee or any family member or members have more than 50% of the beneficial interest, and any other entity in which the Employee or any family member or members own more than 50% of the voting interests, in each case designated by the Employee in his most recent written Beneficiary designation filed with the Committee as entitled to receive payments or benefits in connection with this Policy or, if there is no surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive payments or benefits in connection with this Policy on behalf or in lieu of such non-surviving designated Beneficiary.

          (d) "Cause" means (i) the willful and continued failure by the Employee to perform substantially his duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Chairman of the Board of Directors or the President of the Company which specifically identifies the manner in which the Employee has not substantially performed his duties, (ii) the willful engagement

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     by the Employee in conduct which is not authorized by the Board of
     Directors of the Company or within the normal course of the Employee's business decisions and is known by the Employee to be materially detrimental to the best interests of the Company or any of its subsidiaries, or (iii) the willful engagement by the Employee in illegal conduct or any act of serious dishonesty which adversely affects, or, in the reasonable estimation of the Board of Directors of the Company, could in the future adversely affect, the value, reliability or performance of the Employee to the Company in a material manner. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. Notwithstanding the foregoing, an Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board of Directors, finding that, in the good faith opinion of the Board of Directors, the Employee was guilty of the conduct set forth above in (i),
     (ii) or (iii) of this Section 2(c) and specifying the particulars thereof in detail.

          (e) A "Change in Control" shall be deemed to have occurred if, after the Effective Date and while the affected Employee is employed by the Company or a subsidiary, there shall have occurred any of the following:

               (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "40% Beneficial Owner." For purposes of this provision, a "40% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding voting securities; provided, however, that the term "40% Beneficial Owner" shall not include any person who was a beneficial owner of outstanding voting securities of the Company at February 20, 1990, or any person or persons who was or becomes a fiduciary of any such person or persons who is, or in the aggregate, are a "40% Beneficial Owner" (an "Existing Shareholder"), including any group that may be formed which is comprised solely of Existing Shareholders, unless and until such time after February 20, 1990 as any such Existing Shareholder shall have become the beneficial owner (other than by means of a stock dividend, stock split, gift, inheritance or receipt or exercise of, or accrual of any right to exercise, a stock option granted by the Company or receipt or settlement of any other stock-related award granted by the Company) by purchase of any additional voting securities of the Company; and provided further, that the term "40% Beneficial Owner" shall not include any person who shall become the beneficial owner of 40% or more of the combined voting power of the Company's then-outstanding voting securities solely as a result of an acquisition by the Company of its voting securities, until such time thereafter as

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          such person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional voting securities and becomes a 40% Beneficial Owner in accordance with this Section;

               (ii) Individuals who on September 1, 2000 constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election consent, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on September 1, 2000 or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

               (iii) There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such recommendation do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 60% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

               (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction have a similar effect).

          (f) "Committee" means the Stock Option and Compensation Committee of the Company's Board of Directors or such other committee as the Board may designate to perform administrative functions under the Policy.

          (g) "Company" means International Flavors & Fragrances Inc., a New York corporation, or any successor corporation.

          (h) "Designated Awards" means (i) options granted under the Company's Employee Stock Option Plan of 1988, Employee Stock Option Plan of 1992 and 1997 Employee Stock Option Plan, (ii) any other options granted under a Plan, whether currently existing or hereafter adopted by the Company, that, by its terms, does not permit such options to become vested and exercisable upon occurrence of a Change in Control and to remain outstanding for the periods provided in Section 5(a), and (iii) restricted stock and other equity-based awards granted under a Plan or arrangement that, by its terms, does not permit such awards to become vested and non-forfeitable upon occurrence of a Change in Control as provided in Section 5(a) in each case if such options or other awards remain outstanding and held by the Employee at the date of his termination of employment.

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          (i) "Disability" means a disability entitling the Employee to long-term disability benefits under the Company's long-term disability policy as in effect at the date of Employee's termination of employment.

          (j) "Effective Date" means the date the Policy became effective, as set forth in Section 10(i) hereof.

          (k) "Excess Benefit Plan" means the Company's Supplemental Retirement Plan and any supplemental pensions provided to the Employee under any resolutions adopted by the Board of Directors of the Company or any subsidiary, and as the same may be modified, replaced or added to by the Company and its subsidiaries from time to time.

          (l) "Good Reason" means the occurrence of any of the following events, unless the Employee has consented in writing thereto:

               (i) a reduction by the Company and its subsidiaries in the Employee's base salary as in effect immediately prior to the Change in Control;

               (ii) the failure by the Company or a subsidiary to continue in effect any Plan (as hereinafter defined) in which the Employee was participating at the time of the Change in Control, unless such Plan
          (x) is replaced by a successor Plan providing to the Employee substantially similar compensation and benefits (which replacement Plan shall continue to be subject to this provision) or (y) terminates as a result of the normal expiration of such Plan in accordance with its terms, as in effect immediately prior to the Change in Control; or the taking of any other action, or the failure to act, by the Company or a subsidiary which would materially adversely affect the Employee's continued participation in any of such Plans as compared to the terms of such participation on the date of the Change in Control, including by materially reducing the Employee's benefits in the future under any such Plans;

               (iii) effecting a change in the position of the Employee which does not represent a position commensurate in level, authority and responsibilities with or a promotion from Employee's position with the Company or any of its subsidiaries immediately prior to the date of the Change in Control, or assigning to the Employee responsibilities which are materially inconsistent with such prior position; or

               (iv) the Company's or a subsidiary's requiring the Employee to be based anywhere more than 45 miles from the location of Employee's office immediately prior to the Change in Control, except for required travel on the business of the Company or subsidiaries to an extent substantially consistent with the business travel obligations which the Employee undertook on behalf of the Company or subsidiaries prior to the Change in Control;

     in each case after notice in writing from the Employee to the Company and a period of 30 days after such notice during which the Company and its subsidiaries fail to correct such conduct.

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          (m) "LTIP" means a long-term performance incentive plan of the
     Company.

          (n) "Plan" means any compensation plan of the Company or a subsidiary such as an incentive, stock option or restricted stock plan or any employee benefit plan of the Company or a subsidiary such as a pension, profit sharing, medical, dental or life insurance plan.

          (o) "Prior Executive Severance Agreement" means an Executive Severance Agreement between the Employee and the Company in effect immediately prior to the Effective Date of this Policy.

          (p) "Retirement" means retirement after attaining age 62.

          (q) "Retirement Plan" means the Company's tax-qualified pension plan in which the Employee participates, as the same may be modified, replaced or added to by the Company or a subsidiary from time to time.

     3. Eligibility. Each officer of the Company or other key executive or employee of the Company or its subsidiaries who has been designated in writing by the Committee shall be eligible for the severance payments and benefits and other provisions of this Policy if his termination of employment qualifies hereunder. Eligible persons shall include persons employed outside the United States, if designated by the Committee and subject to Section 10(h) of this Policy.

     4. Severance Payments and Benefits. For each class or tier of Employees eligible to participate under this Policy, the Committee shall specify the terms and conditions under which severance payments and benefits will be paid and other terms and conditions of participation. Such terms and conditions shall be set forth in an annex hereto that is specific to each such class or tier. The foregoing and the provisions of any such annex notwithstanding, the Committee may vary the terms or provide enhanced benefits in a document provided to a participant otherwise designated as a participant in a specified tier, except that the Committee shall not vary such terms and conditions in a way adverse to a previously designated participant without the written consent of such participant.

     5. Acceleration of Equity Awards Upon a Change in Control; Certain Provisions Applicable to Equity Awards.

          (a) Acceleration Upon Change in Control. In the event of a Change in Control, the following provisions will apply to any stock options, restricted stock and other awards based on stock then held by the Employee, other than Designated Awards and limited stock appreciation rights relating thereto:

               (i) Any such option or other award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the time of the Change in Control.

               (ii) All forfeiture conditions, deferral of settlement conditions, and

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          other restrictions applicable to such restricted stock and other equity awards shall lapse and such awards shall be fully payable or settleable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Employee or other express Employee election to defer beyond a Change in Control.

               (iii) With respect to such an outstanding equity award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be fully met as of the date of such Change in Control, unless otherwise expressly provided by the Committee in the award document governing such award or other agreement entered into with the Employee after the Effective Date.

     Notwithstanding the foregoing, Section 7 shall continue to apply to any such award in accordance with its terms.

          (b) More Favorable Terms Apply. If and to the extent that the terms of an option, restricted stock award, or other award based on stock are more favorable to the Employee, in the event of a Change in Control, than those terms provided under this Section 5, those terms shall apply, and this
     Section 5 shall not operate in any way to restrict or cut back on the rights of the Employee with respect to such award.

     6. Excise Tax Gross-Up. If an Employee who has been designated as eligible for benefits under this Section 6, as set forth in the Annex hereto designating the terms of such Employee's participation, becomes entitled to one or more payments in connection with a Change in Control or termination of employment during the three years following a Change in Control, other than a termination by the Company for Cause, (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property, including under
Section 5 of this Policy) pursuant to any plan, agreement or arrangement of the Company (together, "Severance Payments") which are or would be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar tax that may be imposed) (the "Excise Taxes"), the Company shall pay to the Employee an additional amount ("Gross-Up Payment") such that, after the payment by the Employee of all taxes (including without limitation all income and employment tax and Excise Tax and treating as a tax the lost tax benefit resulting from the disallowance of any deduction of the Employee by virtue of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income), and interest and penalties with respect to such taxes, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Taxes imposed upon the Severance Payments.

     For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax:

          (i) The Severance Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants, counsel or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to the Employee, the Severance Payments (in whole or in part) do not constitute parachute

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     payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax.

          (ii) The amount of the Severance Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or (B) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above).

          (iii) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Employee's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, the Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Employee or otherwise realized as a benefit by the Employee) the portion of the Gross-Up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-Up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

     The Gross-Up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Severance Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Employee on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B)

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of the Code). If more than one Gross-Up Payment is made, the amount of each
Gross-Up Payment shall be computed so as not to duplicate any prior Gross-Up Payment.

     The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Employee shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Employee shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

     7. Employee Obligations and Conditions to Receipt of Payments and Benefits.

          (a) Obligations of the Employee. The following requirements must be met by the Employee as a condition to his right to receive, continue to receive, or retain payments and benefits under the Policy, as specified in
     Section 7(b), (c) and (d):

               (i) The Employee, acting alone or with others, directly or indirectly, shall not, during the Non-competition Period, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or shareholder unless the Employee's interest is insubstantial, engage in or become associated with a "Competitive Activity." For this purpose, (A) the "Non-competition Period" means the period prior to a Change in Control and either during Employee's employment or within two years following termination of such employment with the Company and any subsidiary or for such shorter period following such termination as may be provided by applicable law; and (B) the term "Competitive Activity" means any business or other endeavor that engages in a line of business in any geographic location that is substantially the same as either (1) any line of operating business which the Company or a subsidiary engages in, conducts, or, to the knowledge of the Executive, has definitive plans to engage in or conduct, or (2) any operating business that has been engaged in or conducted by the Company or a subsidiary and as to which, to the knowledge of the Employee, the Company or subsidiary has covenanted in writing, in connection with the disposition of such business, not to compete therewith. The Committee shall, in the reasonable exercise of its discretion, determine which lines of business the Company and its subsidiaries conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company and its subsidiaries. For purposes of this Section 7(a) (including clause (ii) below), the Employee's interest as a shareholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and the Employee's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity.

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               (ii) During the period prior to a Change in Control and either during the Employee's employment or within two years following termination of such employment with the Company or any subsidiary or for such shorter period following termination as may be provided by applicable law, the Employee, acting alone or with others, directly or indirectly, shall not (A) induce any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (B) induce, or attempt to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service.

               (iii) The Employee shall not disclose, use, sell, or otherwise transfer, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operation and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, and the Employee shall not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process.

               (iv) The Employee shall cooperate with the Company or any subsidiary or affiliate by making himself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and otherwise to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

               (v) The Employee shall deliver promptly to the Company on termination of the Employee's employment, or at any time the Company may so request, all documents, memoranda, notes, records, files, reports, and other materials, and all copies thereof, including digital versions, relating to the Company and its subsidiaries and affiliates, and all other property of the Company and its subsidiaries and affiliates, then in the possession of or under the Employee's control.

          (b) Effect of the Employee's Failure to Comply with Obligations. The Company shall have no obligations to make payments or provide benefits to the Employee under this Policy if, in the case of an Employee whose employment terminates prior to a Change in Control, the Employee has failed or fails to comply with

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     the obligations set forth in Section 7(a), other than inadvertent and inconsequential events constituting non-compliance, during the period of two years prior to the Employee's termination of employment or at any time following such termination of employment.

          (c) Employee Obligation to Execute Release and Termination Agreement. The Company's obligations under this Policy to make payments and provide benefits is conditioned upon the Employee's signing a release and termination agreement and the expiration of any revocation period set forth therein. The Committee shall specify the form and content of such agreement, and may modify such form and content from time to time; provided, however, that, such agreement shall set forth the obligations in
     Section 7(a) and the Employee shall agree to comply therewith, and the Employee shall agree to the terms of Section 7(d); and provided further, that during the three years following a Change in Control, such agreement shall not be modified in a manner that increases the obligations or decreases the rights of the Employee as compared to the form of such agreement in use prior to the Change in Control.

          (d) Clawback Provision. In the case of any termination of the Employee's employment prior to a Change in Control, if the Employee has failed to comply with the obligations under Section 7(a) (other than an inadvertent and inconsequential event constituting non-compliance) during the two years prior to termination or during the period following termination which is the lesser of two years or the period during which the obligations under Section 7(a) continue to apply, all of the following forfeitures will result:

               (i) The unexercised portion of any option, whether or not vested, and any other award not then vested will be immediately forfeited and canceled.

               (ii) The Employee will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company,

                    (A) the total amount of any cash payments made to the
               Employee under this Policy, other than (i) such Employee's annual salary that had been payable as of the date of termination of employment, together with salary, incentive compensation and benefits which had been earned or become payable as of the date of termination but which had not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect, and (ii) cash payments under welfare benefit plans;

                    (B) other cash amounts paid to the Employee under any AIP
               and LTIP awards since the date two years prior to the Employee's termination of employment; and

                    (C) the Award Gain (as defined below) realized by the
               Employee upon each exercise of an option or settlement of a restricted stock or stock unit award (regardless of any elective deferral) since the date two years prior to Employee's termination of employment. For purposes of this Section 7(d), the term "Award Gain" shall mean (1), in respect of a given option exercise, the product of (X) the fair market value per share of stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the option was exercised at that date, and (ii), in respect of any other settlement of an award granted to the Employee, the fair market value of the cash or stock paid or payable to the Employee (regardless of any elective deferral) less any cash or the fair market value of any stock or property (excluding any payment of tax withholding) paid by the Employee to the Company as a condition of or in connection such settlement.

               8. Other Provisions Applicable to Severance Payments and
          Benefits.

               (a) Timing of Payments. All payments required to be paid as a lump sum under Section 4 and any Annex hereto implementing Section 4 shall be paid not later than the 15th day following the date of termination of Employee's employment (or the date such lump sum otherwise became payable hereunder). Other payments shall be made as promptly as practicable following the earliest date such payments are due.

               (b) Limitation of Benefits In Case of Certain Business Dispositions. Notwithstanding anything in this Policy to the contrary, an Employee shall not be entitled to any payments or benefits upon a termination of employment prior to or more than three years after a Change in Control under Section 4, and any Annex implementing Section 4, unless the Committee in its sole discretion provides otherwise, in the event such termination of employment results from the sale or spin-off of a subsidiary, the sale of a division, other business unit or facility in which the Employee was employed immediately prior to such sale, and the Employee has been offered employment with the purchaser of such subsidiary, division, other business unit or facility or the spun-off entity on substantially the same terms and conditions under which the Employee worked prior to the sale. Such terms and conditions must include an agreement or plan binding on such purchaser or spun-off entity providing that, upon any termination of the Employee's employment with the purchaser or spun-off entity of the kinds described in Section 4, and any Annex hereto applicable to the Employee, within three years following such sale or spin-off (but not past the attainment of age 65 by the Employee), the purchaser or spun-off entity shall pay to such Employee amounts comparable to the payments that the Employee would have received under the applicable provision of Section 4 and such Annex, and provide comparable benefits, as if the Employee had been terminated in like circumstances at the time of such sale and provided payments and benefits under this Policy.

               (c) Deferrals Included in Salary and Bonus. All references in this Policy to salary and annual incentive amounts mean those amounts before reduction pursuant to any deferred compensation plan or agreement.

               (d) Payments and Benefits to Beneficiary Upon Employee's Death. In the event of the death of an Employee, all payments and benefits hereunder due to such

          Employee shall be paid or provided to his Beneficiary.

               (e) Transfers of Employment. Anything in this Policy to the contrary notwithstanding, a transfer of employment from the Company to a subsidiary or vice versa shall not be considered a termination of employment for purposes of this Policy.

               (f) Calculation of Months. Provisions of this Policy which calculate the number of months remaining until age 65 will treat, for example, the period from August 16 through October 15 as two whole months, will treat any remaining partial month as one whole month, and will treat any negative number resulting from termination after age 65 as zero.

               9. Other Plans and Policies; Non-Duplication of Payments or Benefits.

               (a) Rights Under Other Plans. Except to the extent that the terms of this Policy confer rights to severance payments and benefits that are more favorable to the Employee than are available under any other employee (including executive) benefit plan or executive compensation plan of the Company or a subsidiary in which the Employee is a participant, the Employee's rights under any such employee (including executive) benefit plan or executive compensation plan shall be determined in accordance with the terms of such plan (as it may be modified or added to by the Company from time to time), except as otherwise provided in Section 5.

               (b) Superseded Agreements and Rights. This Policy constitutes the entire understanding between the Company and the Employee relating to severance payments and benefits to be paid or provided to the Employee by the Company and its subsidiaries, and supersedes and cancels all prior agreements and understandings with respect to the subject matter of this Policy, except as otherwise provided in this Section 9(b). In order for the Employee to be entitled to any payments or benefits under this Policy, Employee must agree, within such period after the Committee has designated Employee as eligible to be covered by the Policy as the Committee may specify, that the Employee shall not be entitled to benefits under any Prior Executive Severance Agreement between the Company and the Employee. If, however, the Employee has previously entered or after the Effective Date enters into an employment agreement with the Company or a subsidiary, that employment agreement will not be superseded by this Policy unless it specifically so provides.

               (c) Non-Duplication of Payments and Benefits. The Employee shall not be entitled to any payment or benefit under this Policy which duplicates a payment or benefit received or receivable by the Employee under any other employment agreement, severance agreement, or other agreement or understanding, or under any employee (including executive) compensation or benefit plan, of the Company or a subsidiary.

               10. Miscellaneous

               (a) Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld therefrom.

               (b) No Right To Employment. Nothing in this Policy shall be construed as giving any person the right to be retained in the employment of the Company or any subsidiary, nor shall it affect the right of the Company or any subsidiary to dismiss an Employee without any liability except as provided in this Policy.

               (c) Legal Fees. The Company shall pay all legal fees and related expenses incurred by an Employee in seeking to obtain or enforce any payment, benefit or right provided by this Policy; provided; however, that the Employee shall be required to repay any such amounts to the Company to the extent that an arbitrator or a court of competent jurisdiction issues a final, unappealable order setting forth a determination that the position taken by the Employee was frivolous or advanced in bad faith.

               (d) Amendment and Termination. The Board of Directors of the Company may amend or terminate this Policy at any time, provided, however, that, without the written consent of an affected Employee,
          (i), during the three years following a Change in Control, this Policy may not be amended or terminated in any manner materially adverse to an Employee, and (ii), at any other time, this Policy may not be amended or terminated in any manner materially adverse to an Employee except with one year's advance notice to the affected Employee, and no such amendment or termination shall be effective to limit any right or benefit relating to a termination during the three years after a Change in Control under Section 4 and any Annex implementing Section 4, Section 5 or Section 6 if a Change in Control has occurred prior to the lapse of such one-year period.

               (e) Governing Law; Arbitration. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS POLICY AND ANY RULES AND REGULATIONS RELATING TO THIS POLICY SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW. If any provision hereof shall be held by a court or arbitrator of competent jurisdiction to be invalid and unenforceable, the remaining provisions hall continue to be fully effective. Any dispute or controversy arising under or in connection with this Policy shall be settled exclusively by arbitration in New York, New York by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, the Company and the Employee hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of New York, (ii) any of the courts of the State of New York, or (iii) any other court having jurisdiction. The Company and the Employee hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Employee hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (f) Nonassignability. Payments and benefits under this Policy may not be assigned by the Employee. The terms and conditions of this Policy shall be binding on the successors and assigns of the Company.

               (g) No Duty to Mitigate. No employee shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that the Company becomes obligated to make under this Policy, and, except as expressly provided in this Policy, amounts or other benefits to be paid or provided to an Employee pursuant to this Policy shall not be reduced by reason of the Employee's obtaining other employment or receiving similar payments or benefits from another employer.

               (h) Foreign Participants. The terms and conditions of participation of any Employee whose employment is subject to the laws or customs of any jurisdiction other than the United States or a state thereof may be modified by the Committee to conform to or otherwise take into account such laws and customs. In no event shall payments or benefits be payable hereunder if and to the extent that such benefits would duplicate severance payments or benefits payable in accordance with such laws and customs, although severance payments and benefits payable hereunder may supplement those payable under such laws and customs. This Policy will be of no force or effect to the extent superseded by foreign law.

               (i) Effective Date. This Policy became effective as of April 13, 2000. This amendment and restatement of the Policy is effective as of February 13, 2001.

                                                                         Annex I

                           EXECUTIVE SEPARATION POLICY

                                     TIER I

                      DESIGNATION OF PARTICIPANTS AND TERMS

     This documents sets forth the participants designated in the Tier I participation level under the International Flavors & Fragrances Inc. Executive Separation Policy (the "Policy"). All of the terms of the Policy are incorporated into this Annex, and capitalized terms defined in the Policy have the same meaning in this Annex.

I.   DESIGNATION OF PARTICIPANTS IN TIER I.

     The Committee and/or the Board shall designate the Tier I participants under the Policy.

II.  TERMS OF PARTICIPATION IN TIER I

     Subject to all of the terms and conditions of the Policy, the terms and conditions set forth below apply to Employees designated as Tier I participants. This Annex shall have no application to Employees designated as participants at a level other than Tier I, unless the Committee shall adopt such terms and conditions and so specify in a separate Annex to the Policy.

          (a) Termination by the Company Not for Cause Prior to or More than Three Years After a Change in Control. An Employee who is eligible for Tier I severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than three years following a Change in Control, if such termination is by the Company (or its subsidiaries) other than for Cause and such termination is not due to death, Disability or Retirement, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A lump-sum cash payment of a prorated portion of the Employee's annual incentive under any AIP that would have become payable for performance in the year of termination had Employee's employment continued, with such award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

               (iii) For a period terminating on the earliest of 24 months following the date of termination of employment or the Employee's attaining age 65, severance payments, paid periodically at the date annual salary payments would otherwise have been made, at a monthly rate equal to one-twelfth of the sum of the Employee's annual salary at the date of termination plus the Employee's average annual incentive award paid for performance in the three years preceding the year of termination under any AIP (or averaged over the lesser number of years during which the Employee was eligible for AIP awards or, if not eligible before the year of termination, the Employee's target annual incentive under the AIP for the year of termination).

               (iv) Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

               (v) Unless otherwise determined by the Committee, the Employee's restricted stock and stock unit grants and LTIP awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

               (vi) For a period terminating on the earliest of 24 months following the date of termination of employment, the commencement of eligibility for benefits under a new employer's welfare benefits plan, or the Employee's attaining age 65, the maintenance in effect for the continued benefit of the Employee and his dependents of:

                    (A) all insured and self-insured medical and dental benefit
               Plans of the Company and subsidiaries in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such Plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

                    (B) the group life insurance, group accident insurance, and group disability insurance policies of the Company and subsidiaries then in effect and covering the Employee immediately prior to termination;

          provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(a)(vi), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide to the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's Plans and policies.

               (vii) The Employee's benefits and rights under the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (b) Termination by the Company for Cause or Voluntary Termination by the Employee Prior to or More than Three Years After a Change in Control. An Employee who is eligible for Tier I severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than three years following a Change in Control, if such termination is by the Company (or its subsidiaries) for Cause or is voluntary by the Employee and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) No portion of the Employee's annual incentive under any AIP for the year of termination shall be or become payable.

               (iii) Unless otherwise determined by the Committee, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately forfeited and the Employee's options which have vested at or before the Employee's termination of employment (A), if termination is by the Company (or its subsidiaries) for Cause, such options shall be immediately canceled, and (B), if termination is voluntary by the Employee, such options shall remain outstanding and exercisable only for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

               (iv) The Employee's restricted stock and stock unit grants and LTIP awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

               (v) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (c) Termination Due to Death, Disability or Retirement Prior to or More than Three Years After a Change in Control. An Employee who is eligible for Tier I severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than three years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A cash payment of a prorated portion of the Employee's annual incentive under any AIP that would have become payable for performance in the year of termination had Employee's employment continued, with such award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

               (iii) Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

               (iv) The Employee's restricted stock and stock unit awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless deferred by the Employee in the case of termination due to Disability or Retirement, stock unit awards shall be settled as promptly as practicable following termination.

               (v) A cash payment of a prorated portion of each of the Employee's LTIP awards that would have become payable for each performance cycle on-going at the time of termination had Employee's employment continued through the end of such performance cycle, with such LTIP award prorated based on the number of days during the performance cycle preceding the Employee's termination. This amount will be payable at such time as the LTIP awards for the applicable performance cycle otherwise become payable, except the Committee may instead make a good faith estimate of the actual performance achieved through the date of termination and rely on this estimate to determine the amount payable in settlement of such LTIP award, in which case such payment will constitute full settlement of such LTIP award.

               (vi) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (d) Termination by the Company Not for Cause or by Employee for Good Reason Within Three Years After a Change in Control. An Employee who is eligible for Tier I severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment within three years following a Change in Control, if such termination is by the Company (or its subsidiaries) not for Cause or is by the Employee for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A cash payment of a prorated portion of the Employee's annual incentive under any AIP, determined as the greater of the target annual incentive for the year of termination or the annual incentive that would have become payable for performance in the year of termination had Employee's employment continued, with the award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination. The amount determined based on target annual incentive will be payable as a lump sum, with any additional amount resulting from performance over the full year of termination payable at such time as annual incentives for performance in that year otherwise become payable.

               (iii) A lump-sum cash severance payment equal to the product of the Employee's Annual Compensation, multiplied by 3.

               (iv) A cash payment of 100% of each of the Employee's LTIP awards for each performance cycle on-going at the time of termination, determined as the greater of the target LTIP award for that performance cycle or the LTIP award that would have become payable had Employee's employment continued through the end of such performance cycle. The amount determined based on the target LTIP awards will be payable as a lump sum, with any additional amount resulting from performance over the full performance cycle payable at such time as LTIP awards otherwise become payable.

               (v) Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable for the remaining period until the stated expiration date of the option.

               (vi) The Employee's restricted stock and stock unit awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee, stock unit awards shall be settled as promptly as practicable following termination.

               (vii) The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such Plan and/or stock option agreement, Employee will be entitled to a payment equal to the following: for each share of the Company's Common Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(d), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Common Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or
          (D) the market price per share of Common Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.

               (viii) The Employee will be credited with additional age and years of service under any Excess Benefit Plan as though the Employee continued to be employed for a period of 36 months after termination at a rate of compensation equal to his or her Annual Compensation, and the Employee will be deemed to be fully vested under any such Excess Benefit Plan, with the time or times at which benefits are payable under any such Plan unchanged; provided, however, that if an Excess Benefit Plan does not permit such additional crediting of age and years of service, then Employee will be paid in a lump sum the present value of the additional benefits he would have received under such Plan had Employee's employment continued to the third anniversary of his termination at an annual rate of compensation equal to his or her Annual Compensation; provided further, that the Company's obligations under any such Excess Benefit Plan shall be fully funded by deposits into a "rabbi trust" the trustee of which shall be independent of the Company and the terms of which shall preclude access by the Company to any of the trust assets, except for attachments by creditors of the Company upon insolvency or bankruptcy of the Company, until all obligations to the Employee and his beneficiaries have been satisfied; and provided further, that the Company may elect to satisfy all obligations to the Employee and his beneficiaries by payment, as a lump sum, of the present value of the accrued benefit under any Excess Plan.

               (ix) For a period terminating on the earlier of 36 months following the date of termination of employment or the commencement of eligibility for benefits under a new employer's welfare benefits plan, the maintenance in effect for the continued benefit of the Employee and his dependents of:

                    (A) all insured and self-insured medical and dental benefit plans of the Company and subsidiaries in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

                    (B) the group life insurance and group disability insurance policies of the Company and subsidiaries then in effect for Employee;

          provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(d)(ix), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's plans and policies. Notwithstanding anything to the contrary contained herein, in the event the Employee becomes eligible for benefits under a new employer's welfare benefit plan during the 36 month period following the date of termination, the benefits required to be provided to the employee pursuant to this Part II(d)(iv) shall be reduced by the amount of substantially similar benefits provided to the Employee at no additional cost by such new employer.

          (e) Termination by the Company for Cause or Voluntary Termination by the Employee Within Three Years After a Change in Control. An Employee who is eligible for Tier I severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within three years following a Change in Control, if such termination is by the Company (or its subsidiaries) for Cause or is voluntary by the Employee not for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) No portion of the Employee's annual incentive under any AIP for the year of termination shall be or become payable.

               (iii) Unless otherwise determined by the Committee, if termination is by the Company (or its subsidiaries) for Cause all of the Employee's options (vested and unvested) shall be immediately forfeited and canceled, and if termination is voluntary by the Employee, all of the Employee's options which have not vested at the time of his termination shall be immediately fully vested and exercisable, and all of the Employee's options which have vested at or before his termination shall remain outstanding and exercisable for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

               (iv) The Employee's restricted stock and stock unit grants and LTIP awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

               (v) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (f) Termination Due to Death, Disability or Retirement Within Three Years After a Change in Control. An Employee who is eligible for Tier I severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within three years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause or voluntary by the Employee for Good Reason, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A cash payment of a prorated portion of the Employee's annual incentive under any AIP, determined as the greater of the target annual incentive for the year of termination or the annual incentive that would have become payable for performance in the year of termination had Employee's employment continued, with the award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination. The amount determined based on target annual incentive will be payable as a lump sum, with any additional amount resulting from performance over the full year of termination payable at such time as annual incentives for performance in that year otherwise become payable.

               (iii) Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable after termination for the following periods (but in no event past the stated expiration date of the option): (A) for one year if termination resulted from the Employee's death, (B) three years if termination resulted from the Employee's Disability, or (C) for the remaining period until the stated expiration date of the option if termination resulted from Retirement. At the end of the applicable post-termination exercise period, such options shall be canceled.

               (iv) The Employee's restricted stock and stock unit awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee in the case of termination due to Disability or Retirement, stock unit awards shall be settled as promptly as practicable following termination.

               (v) The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such Plan or stock option agreement, Employee will be entitled to a payment equal to the following: for each share of the Company's Common Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(f), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Common Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or (D) the market price per share of Common Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.)

               (vi) A cash payment of a prorated portion of each of the Employee's LTIP awards that would have become payable for each performance cycle on-going at the time of termination, determined as the greater of the target LTIP award for that performance cycle or the LTIP award that would have become payable had Employee's employment continued through the end of such performance cycle, with each LTIP award prorated based on the number of days during the performance cycle preceding the Employee's termination. The amount determined based on the target LTIP awards will be payable as a lump sum, with any additional amount resulting from performance over the full performance cycle payable at such time as LTIP awards otherwise become payable.

               (vii) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans, except that the Employee will be deemed to be fully vested under any such Excess Benefit Plan.

          (g) Entitlement to Gross-Up. Tier I level participants shall be entitled to the Gross-Up Payment in accordance with Section 6 of the Policy.

                                                                        Annex II

                           EXECUTIVE SEPARATION POLICY

                                     TIER II

                      DESIGNATION OF PARTICIPANTS AND TERMS

     This documents sets forth the participants designated in the Tier II participation level under the International Flavors & Fragrances Inc. Executive Separation Policy (the "Policy"). All of the terms of the Policy are incorporated into this Annex, and capitalized terms defined in the Policy have the same meaning in this Annex.

I.   DESIGNATION OF PARTICIPANTS IN TIER II.

     The Committee and/or the Board shall designate the Tier II participants under the Policy.

II.  TERMS OF PARTICIPATION IN TIER II

     Subject to all of the terms and conditions of the Policy, the terms and conditions set forth below apply to Employees designated as Tier II level participants. This Annex shall have no application to Employees designated as participants at a level other than Tier II, unless the Committee shall adopt such terms and conditions and so specify in a separate Annex to the Policy.

          (a) Termination by the Company Not for Cause Prior to or More than Three Years After a Change in Control. An Employee who is eligible for Tier II severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than three years following a Change in Control, if such termination is by the Company (or its subsidiaries) other than for Cause and such termination is not due to death, Disability or Retirement, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A lump-sum cash payment of a prorated portion of the Employee's annual incentive under any AIP that would have become payable for performance in the year of termination had Employee's employment continued, with such award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

               (iii) For a period terminating on the earliest of 18 months following the date of termination of employment or the Employee's attaining age 65, severance payments, paid periodically at the date annual salary payments would otherwise have been made, at a monthly rate equal to one-twelfth of the sum of the Employee's annual salary at the date of termination plus the Employee's average annual incentive award paid for performance in the three years preceding the year of termination under any AIP (or averaged over the lesser number of years during which the Employee was eligible for AIP awards or, if not eligible before the year of termination, the Employee's target annual incentive under the AIP for the year of termination).

               (iv) Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

               (v) Unless otherwise determined by the Committee, the Employee's restricted stock and stock unit grants and LTIP awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

               (vi) For a period terminating on the earliest of 18 months following the date of termination of employment, the commencement of eligibility for benefits under a new employer's welfare benefits plan, or the Employee's attaining age 65, the maintenance in effect for the continued benefit of the Employee and his dependents of:

                    (A) all insured and self-insured medical and dental benefit
               Plans of the Company and subsidiaries in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such Plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

                    (B) the group life insurance, group accident insurance, and group disability insurance policies of the Company and subsidiaries then in effect and covering the Employee immediately prior to termination;

          provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(a)(vi), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide to the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's Plans and policies.

               (vii) The Employee's benefits and rights under the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (b) Termination by the Company for Cause or Voluntary Termination by the Employee Prior to or More than Three Years After a Change in Control. An Employee who is eligible for Tier II severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than three years following a Change in Control, if such termination is by the Company (or its subsidiaries) for Cause or is voluntary by the Employee and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) No portion of the Employee's annual incentive under any AIP for the year of termination shall be or become payable.

               (iii) Unless otherwise determined by the Committee, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately forfeited and the Employee's options which have vested at or before the Employee's termination of employment (A), if termination is by the Company (or its subsidiaries) for Cause, such options shall be immediately canceled, and (B), if termination is voluntary by the Employee, such options shall remain outstanding and exercisable only for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

               (iv) The Employee's restricted stock and stock unit grants and LTIP awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

               (v) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (c) Termination Due to Death, Disability or Retirement Prior to or More than

     Three Years After a Change in Control. An Employee who is eligible for
     Tier II severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than three years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A cash payment of a prorated portion of the Employee's annual incentive under any AIP that would have become payable for performance in the year of termination had Employee's employment continued, with such award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

               (iii) Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

               (iv) The Employee's restricted stock and stock unit awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless deferred by the Employee in the case of termination due to Disability or Retirement, stock unit awards shall be settled as promptly as practicable following termination.

               (v) A cash payment of a prorated portion of each of the Employee's LTIP awards that would have become payable for each performance cycle on-going at the time of termination had Employee's employment continued through the end of such performance cycle, with such LTIP award prorated based on the number of days during the performance cycle preceding the Employee's termination. This amount will be payable at such time as the LTIP awards for the applicable performance cycle otherwise become payable, except the Committee may instead make a good faith estimate of the actual performance achieved through the date of termination and rely on this estimate to determine the amount payable in settlement of such LTIP award, in which case such payment will constitute full settlement of such LTIP award.

               (vi) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (d) Termination by the Company Not for Cause or by Employee for Good Reason Within Three Years After a Change in Control. An Employee who is eligible for Tier II severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment within three years following a Change in Control, if such termination is by the Company (or its subsidiaries) not for Cause or is by the Employee for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A cash payment of a prorated portion of the Employee's annual incentive under any AIP, determined as the greater of the target annual incentive for the year of termination or the annual incentive that would have become payable for performance in the year of termination had Employee's employment continued, with the award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination. The amount determined based on target annual incentive will be payable as a lump sum, with any additional amount resulting from performance over the full year of termination payable at such time as annual incentives for performance in that year otherwise become payable.

               (iii) A lump-sum cash severance payment equal to the product of the Employee's Annual Compensation, multiplied by 2.

               (iv) A cash payment of 100% of each of the Employee's LTIP awards for each performance cycle on-going at the time of termination, determined as the greater of the target LTIP award for that performance cycle or the LTIP award that would have become payable had Employee's employment continued through the end of such performance cycle. The amount determined based on the target LTIP awards will be payable as a lump sum, with any additional amount resulting from performance over the full performance cycle payable at such time as LTIP awards otherwise become payable.

               (v) Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable for the remaining period until the stated expiration date of the option.

               (vi) The Employee's restricted stock and stock unit awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee, stock unit awards shall be settled as promptly as practicable following termination.

               (vii) The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such plan and/or stock option agreement, Employee will be entitled to a payment equal to the following: for each share of the Company's Common Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(d), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Common Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or
          (D) the market price per share of Common Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.

               (viii) The Employee will be credited with additional age and years of service under any Excess Benefit Plan as though the Employee continued to be employed for a period of 24 months after termination at a rate of compensation equal to his or her Annual Compensation, and the Employee will be deemed to be fully vested under any such Excess Benefit Plan, with the time or times at which benefits are payable under any such Plan unchanged; provided, however, that if an Excess Benefit Plan does not permit such additional crediting of age and years of service, then Employee will be paid in a lump sum the present value of the additional benefits he would have received under such Plan had Employee's employment continued to the third anniversary of his termination at an annual rate of compensation equal to his or her Annual Compensation; provided further, that the Company's obligations under any such Excess Benefit Plan shall be fully funded by deposits into a "rabbi trust" the trustee of which shall be independent of the Company and the terms of which shall preclude access by the Company to any of the trust assets, except for attachments by creditors of the Company upon insolvency or bankruptcy of the Company, until all obligations to the Employee and his beneficiaries have been satisfied; and provided further, that the Company may elect to satisfy all obligations to the Employee and his beneficiaries by payment, as a lump sum, of the present value of the accrued benefit under any Excess Plan.

               (ix) For a period terminating on the earlier of 24 months following the date of termination of employment or the commencement of eligibility for benefits under a new employer's welfare benefits plan, the maintenance in effect for the continued benefit of the Employee and his dependents of:

                    (A) all insured and self-insured medical and dental benefit plans of the Company and subsidiaries in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

                    (B) the group life insurance and group disability insurance policies of the Company and subsidiaries then in effect for Employee;

          provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(d)(ix), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's plans and policies. Notwithstanding anything to the contrary contained herein, in the event the Employee becomes eligible for benefits under a new employer's welfare benefit plan during the 24-month period following the date of termination, the benefits required to be provided to the employee pursuant to this Part II(d)(iv) shall be reduced by the amount of substantially similar benefits provided to the Employee at no additional cost by such new employer.

          (e) Termination by the Company for Cause or Voluntary Termination by the Employee Within Three Years After a Change in Control. An Employee who is eligible for Tier II severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within three years following a Change in Control, if such termination is by the Company (or its subsidiaries) for Cause or is voluntary by the Employee not for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) No portion of the Employee's annual incentive under any AIP for the year of termination shall be or become payable.

               (iii) Unless otherwise determined by the Committee, if termination is by the Company (or its subsidiaries) for Cause all of the Employee's options (vested and unvested) shall be immediately forfeited and canceled, and if termination is voluntary by the Employee, all of the Employee's options which have not vested at the time of his termination shall be immediately fully vested and exercisable, and all of the Employee's options which have vested at or before his termination shall remain outstanding and exercisable for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

               (iv) The Employee's restricted stock and stock unit grants and LTIP awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

               (v) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

          (f) Termination Due to Death, Disability or Retirement Within Three Years After a Change in Control. An Employee who is eligible for Tier II severance payments and benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within three years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause or voluntary by the Employee for Good Reason, and shall be subject to other terms, as follows:

               (i) Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its subsidiaries may offset such amounts against obligations and liabilities of the Employee to the Company and its subsidiaries.

               (ii) A cash payment of a prorated portion of the Employee's annual incentive under any AIP, determined as the greater of the target annual incentive for the year of termination or the annual incentive that would have become payable for performance in the year of termination had Employee's employment continued, with the award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination. The amount determined based on target annual incentive will be payable as a lump sum, with any additional amount resulting from performance over the full year of termination payable at such time as annual incentives for performance in that year otherwise become payable.

               (iii) Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable after termination for the following periods (but in no event past the stated expiration date of the option): (A) for one year if termination resulted from the Employee's death, (B) three years if termination resulted from the Employee's Disability, (C) for the remaining period until the stated expiration date of the option if termination resulted from Retirement or (D), unless otherwise determined by the Committee, for 90 days. At the end of the applicable post-termination exercise period, such options shall be canceled.

               (iv) The Employee's restricted stock and stock unit awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee in the case of termination due to Disability or Retirement, stock unit awards shall be settled as promptly as practicable following termination.

               (v) The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such Plan and/or stock option agreement, Employee will be entitled to a payment equal to the following: for each share of the Company's Common Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(f), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Common Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or (D) the market price per share of Common Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.

               (vi) A cash payment of a prorated portion of each of the Employee's LTIP awards that would have become payable for each performance cycle on-going at the time of termination, determined as the greater of the target LTIP award for that performance cycle or the LTIP award that would have become payable had Employee's employment continued through the end of such performance cycle, with each LTIP award prorated based on the number of days during the performance cycle preceding the Employee's termination. The amount determined based on the target LTIP awards will be payable as a lump sum, with any additional amount resulting from performance over the full performance cycle payable at such time as LTIP awards otherwise become payable.

               (vii) The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans, except that the Employee will be deemed to be fully vested under any such Excess Benefit Plan.

          (g) Entitlement to Gross-Up. Tier II level participants shall be entitled to the Gross-Up Payment in accordance with Section 6 of the Policy.

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